UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue Watertown, MA		02472
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On March 28, 2019, the Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company”) appointed Laurel J. Richie as a member of the Board effective immediately. Ms. Richie filled the vacancy left by E. Townes Duncan who retired effective March 28, 2019, as announced on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2019. Ms. Richie will serve as a Class II director, which class will stand for re-election at the 2021 annual meeting of stockholders, filling the vacancy in that class left by Mr. Duncan’s retirement. Ms. Richie will serve as a member of the Board’s Audit Committee.

Ms. Richie, age 60, served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie was named one of the 25 Most Influential Women in Business by The Network Journal, awarded Ebony magazine’s Outstanding Women in Marketing and Communications Award, and named to Ebony’s Power 100 List. She has also been recognized by Black Enterprise magazine as one of the Most Influential African Americans in Sports and by Savoy magazine as one of the Most Influential Black Corporate Directors. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and currently serves as independent director of Synchrony Financial (NYSE: SYF), chair of the Board of Trustees at Dartmouth College, and a leadership consultant to Fortune 100 c-suite executives.

There are no agreements or understandings between Ms. Richie and any other person pursuant to which she was appointed to the Board and there are no transactions between Ms. Richie and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her service on the Board, Ms. Richie will participate in the Company’s non-employee director compensation program as set forth in the Company’s 2018 proxy statement filed with the SEC on April 26, 2018, including receiving a pro-rata equity award. In addition, Ms. Richie and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its other directors, a form of which has been previously filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	March 28, 2019	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer